EXHIBIT 99.1

ATMI Reports Third Quarter Financial Results

 -- 3Q revenues:  $72.6 million
 -- 3Q diluted earnings per share: $0.21

DANBURY, Conn., Oct. 21, 2009 (GLOBE NEWSWIRE) -- ATMI, Inc. (Nasdaq:ATMI) today announced that revenues were $72.6 million for the third quarter of 2009, compared with $86.7 million in the third quarter of 2008. Net income was $6.5 million, compared with net income of $10.1 million a year ago. Earnings per diluted share were $0.21, which included $0.04 per diluted share of tax benefits, compared with earnings of $0.32 per diluted share in the third quarter of 2008, which included a net benefit of $0.10 per diluted share, primarily from taxes.

For the nine months ended September 30, 2009, revenues were $170.1 million, compared with $269.0 million in the same period of 2008. Loss per diluted share was $0.43 for the first nine months of 2009, including a net $0.21 loss per diluted share from $12.6 million of unusual pretax charges and the $0.04 net diluted earnings per share tax benefit recognized this quarter, compared with diluted earnings per share of $0.93 in the same period of 2008, including the $0.10 net diluted earnings per share benefit.

"Our performance in the quarter was largely consistent with the market. Revenues from our major product lines improved sequentially, reflecting higher wafer starts and improved utilization rates. Combined with our cost control efforts, this enabled us to achieve a solid level of profitability at this stage in the recovery," said Doug Neugold, ATMI Chief Executive Officer and President. "During the recent downturn we continued to invest in our High Productivity Development capabilities, and believe we have improved our position in emerging technology node-driven opportunities. While industry forecasts point to a more or less flat wafer start environment in the fourth quarter and early 2010, we expect leading customers to begin ramping production at the most advanced nodes, and we remain confident about our long term growth opportunities."

"Our sequential revenue growth during the quarter was driven by strong demand for our copper materials and improved revenue contribution from our SDS(R) product line," said Tim Carlson, Chief Financial Officer. "We have executed our cost reduction plans and, in line with the recovery, are beginning to selectively incur certain expenses that had previously been deferred."

A conference call (dial-in: 888.822.9375) discussing the Company's financial results and business outlook will begin at 11:00 a.m. Eastern time, October 21, 2009. A replay of the call will be available for 48 hours at 800.642.1687 (access code 82022309). An audio webcast of the conference call will be available for 30 days on atmi.com.

About ATMI

ATMI, Inc. provides specialty semiconductor materials, and high-purity materials handling and delivery solutions designed to increase process efficiencies for the worldwide semiconductor, flat panel, and life sciences industries. For more information, please visit http://www.atmi.com.

The ATMI, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5254

ATMI, the ATMI logo, and SDS are trademarks or registered trademarks of Advanced Technology Materials, Inc., in the United States, other countries or both.

Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2009 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI's markets; competition, problems, or delays developing, commercializing and delivering new products; problems or delays in integrating acquired operations and businesses; uncertainty in the credit and financial markets; and other factors described in ATMI's Form 10-K for the year ended December 31, 2008, and other subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.

                              ATMI, INC.
                   SUMMARY STATEMENTS OF OPERATIONS
                (in thousands, except per share data)
                             (Unaudited)

                                Three Months Ended  Nine Months Ended
                                   September 30,      September 30,
                                ------------------  ------------------
                                  2009      2008      2009      2008
                                  ----      ----      ----      ----
 Revenues                       $ 72,610  $ 86,684  $170,067  $268,968
 Cost of revenues                 39,572    45,258   106,291   134,888
                                --------  --------  --------  --------
 Gross profit                     33,038    41,426    63,776   134,080
 Operating expenses:
   Research and development        8,287     9,681    28,230    27,756
   Selling, general,
    and administrative            16,713    21,791    57,659    67,826
                                --------  --------  --------  --------
   Total operating expenses       25,000    31,472    85,889    95,582
                                --------  --------  --------  --------

 Operating income (loss)           8,038     9,954   (22,113)   38,498

 Other income (expense), net         225      (967)   (2,206)     (178)
                                --------  --------  --------  --------

 Income (loss) before income
  taxes                            8,263     8,987   (24,319)   38,320

 Provision (benefit) for
  income taxes                     1,724    (1,076)  (10,690)    8,193
                                --------  --------  --------  --------

 Net income (loss)              $  6,539  $ 10,063  ($13,629) $ 30,127
                                ========  ========  ========  ========

 Diluted earnings (loss)
  per share                     $   0.21  $   0.32    ($0.43) $   0.93

 Weighted average shares
  outstanding - diluted           31,836    31,868    31,387    32,287

                               ATMI, INC.
                         SUMMARY BALANCE SHEETS
                             (in thousands)

                                                    Sept. 30, Dec. 31,
                                                      2009      2008
                                                      ----      ----
                                                  (unaudited)
                                                    --------
 Assets
   Cash & marketable securities (1)                 $100,736  $ 92,365
   Accounts receivable, net                           38,154    42,229
   Inventories, net                                   56,299    55,986
   Other current assets                               32,582    27,379
                                                    --------  --------
     Total current assets                            227,771   217,959
   Property, plant, and equipment, net               126,554   136,425
   Marketable securities, non-current (1)              2,752     3,655
   Other assets                                       90,610    95,025
                                                    --------  --------
       Total assets                                 $447,687  $453,064
                                                    --------  --------

 Liabilities and stockholders' equity
   Accounts payable                                 $ 15,412  $ 12,867
   Other current liabilities                          15,544    14,997
                                                    --------  --------
     Total current liabilities                        30,956    27,864
   Non-current liabilities                            12,662    16,303
   Stockholders' equity                              404,069   408,897
                                                    --------  --------
       Total liabilities & stockholders' equity     $447,687  $453,064
                                                    --------  --------

 (1) Total cash and marketable securities equaled $103.5 million and
     $96.0 million at September 30, 2009 and December 31, 2008, respectively.

CONTACT:  ATMI, Inc.
          Dean Hamilton, Director, ATMI Investor Relations
           & Corporate Communications
          203.207.9349
          203.794.1100 x4202
          dhamilton@atmi.com